UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 23, 2009
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01. OTHER EVENTS.	2

SIGNATURE	3

ITEM 8.01. OTHER EVENTS.
On November 23, 2009, TRW Automotive Holdings Corp. (the “Company”) announced that it has initiated the process with its bank group to amend its primary credit facility. The Company is exploring opportunities to improve pricing and other terms on the facility and intends to seek an extension of maturities thereunder. The Company expects any amendments in connection with an extension of maturities to reduce total availability under the revolving portion of the facility and the amounts of the term loans. TRW Automotive Inc., the Company’s subsidiary that is a party to the Sixth Amended and Restated Credit Agreement governing this credit facility, is currently in compliance with its financial covenants under the facility, and does not anticipate seeking material modifications to such covenants in the context of the potential amendment. The Company expects to complete the amendment process prior to the end of the fourth quarter of 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: November 23, 2009	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

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